As filed with the Securities and Exchange Commission on May 12, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BONE CARE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Wisconsin	39-1527471
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

1600 Aspen Commons
Middleton, Wisconsin 53562
(608) 662-7800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brian J. Hayden
Vice President — Finance
Bone Care International, Inc.
1600 Aspen Commons
Middleton, Wisconsin 53562
(608) 662-7800

(Name and address including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Steven Sutherland, Esq. Sidley Austin Brown & Wood LLP Bank One Plaza 10 South Dearborn Street Chicago, Illinois 60603 (312) 853-7000	Morton A. Pierce, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-113763

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each	Amount	maximum	maximum
class of securities	to be	offering price	aggregate	Amount of
to be registered	registered	per share(1)	offering price(1)	registration fee
Common Stock, no par value (2)	290,000	$21.75	$6,307,500	$800
Rights	290,000	N/A (2)	N/A (2)	N/A (2)

(1)	For the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended based on the actual offering price to the public of $21.75.

(2)	Includes 290,000 associated preferred stock purchase rights (“Rights”) to purchase 1/200 of a share of Series A Junior Participating Preferred Stock, par value $.001 per share. Rights initially are attached to and trade with the Common Stock of the registrant. The value attributable to such Rights, if any, is reflected in the market price for the Common Stock.

EXPLANATORY STATEMENT
SIGNATURES
EXHIBIT INDEX
Opinion of Michael Best & Freidrich LLP
Consent of Deloitte & Touche LLP

EXPLANATORY STATEMENT

     This registration statement on Form S-3 is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both promulgated under the Securities Act of 1933, as amended, to register an additional 290,000 shares of common stock of Bone Care International, Inc. The contents of the registration statement on Form S-3 (Registration No. 333-113763), including the exhibits thereto, which registration statement was previously filed with the Securities and Exchange Commission and declared effective on May 12, 2004, are incorporated by reference into this registration statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Middleton, State of Wisconsin, on May 12, 2004.

BONE CARE INTERNATIONAL, INC.
By:	/s/ Paul L. Berns
Paul L. Berns
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Paul L. Berns Paul L. Berns	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2004
/s/ Brian J. Hayden Brian J. Hayden	Vice President – Finance (Principal Financial and Accounting Officer)	May 12, 2004
* Herbert J. Conrad	Director	May 12, 2004
* Michael D. Casey	Director	May 12 , 2004
* Charles R. Klimkowski	Director	May 12, 2004
* Richard B. Mazess, Ph.D.	Director	May 12, 2004
* Gary E. Nei	Director	May 12, 2004
* Edward Staiano, Ph.D.	Director	May 12, 2004
* Klaus Veitinger, M.D., Ph.D.	Director	May 12, 2004

*	By	/s/ Brian J. Hayden

Brian J. Hayden Attorney-in-Fact

II-1

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Michael Best & Friedrich LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Michael Best & Friedrich LLP (included in Exhibit 5.1).